UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 15, 2011
Equity One, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.
1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)
(305) 947-1664
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02 Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure
Equity One, Inc., a Maryland corporation (the “Company” or “Equity One”), is hereby providing the fair value of its investment property as defined by International Financial Reporting Standards (“IFRS”) IAS 40, “Investment Property” as of December 31, 2010 (which property consists of the Company’s income producing properties and properties held for development and sale). The Company has agreed to provide this information to Gazit-Globe Ltd. (“Gazit”), its major indirect stockholder, in connection with Gazit’s financial reports which are prepared in accordance with IFRS.
IFRS permits fair value accounting for Investment Property. In addition, in accordance with IFRS, the value of straight-line rent receivables, deferred costs and intangible assets and liabilities related to income-producing property are not presented separately since they are included within the fair values of income-producing property.
The Company recently completed a valuation review at December 31, 2010 to determine the fair value of its existing investment property portfolio. Fair value was determined using either the projected cash flows discounted at a rate commensurate with management’s assessment of the risk involved or by external appraisal. Based upon this review, Equity One determined that as of December 31, 2010, the fair value of its investment property was approximately $2.8 billion.
The determination of these values required management to make significant estimates and assumptions, and the actual values achieved in the event of any disposition of investment property may differ from the values incorporated into the fair value determination.
The shopping center in our portfolio with the highest fair value is Westbury Plaza located in Westbury, New York with a value of approximately $119.0 million as of December 31, 2010.
In addition, the Company is hereby providing certain information that it has agreed to provide to Gazit in connection with Gazit’s financial reports which are prepared in accordance with IFRS, as required by the Disclosure Guideline Regarding Investment Property Activity issued in January 2011 by the Israel Security Authority (the “ISA Disclosure Guideline”). Some of this information is provided by geographical region, as defined by the ISA Disclosure Guideline. Our geographical regions for purposes of these disclosure requirements have been defined as: South Florida, which includes Miami-Dade, Broward and Palm Beach counties, as well as the Florida Treasure Coast (consisting of Cape Coral, Ft. Myers, Naples, Jupiter, Stuart and Port St. Lucie); Southeast, which includes all of Florida (excluding South Florida), Alabama, Georgia, South and North Carolina, Louisiana, Tennessee and Mississippi; Northeast, which includes New York, Massachusetts, Connecticut, Maryland and Virginia; and Other, which includes Arizona and California. The “Other” region for 2010 includes two properties in California that are proportionally consolidated under IFRS. The following information has been provided to Gazit in connection with the ISA Disclosure Guideline:

1. Fair Value of Income-Producing Properties (1)
     The fair value of income-producing properties at December 31, 2010 and 2009 was as follows:

	December 31,
	2010		2009
	Consolidated	Entity’s Share(2)	Consolidated	Entity’s Share(2)
Region	In thousands
South Florida	$1,014,231	$1,012,815	$927,458	$912,825
Southeast	1,308,559	1,302,242	1,323,852	1,261,366
Northeast	368,550	368,080	296,590	292,755
Other	58,110	53,758	—	—

Total	$2,749,450	$2,736,895	$2,547,900	$2,466,946

(1)	Income-producing properties do not include developments and land held for sale, but include six non-retail properties with an aggregate GLA of 43,600 and 43,900 square meters at December 31, 2010 and December 31, 2009, respectively.

(2)	Represents the portion attributable to Equity One.
2. IFRS Basis Revaluation Gain and Loss (1)
     The IFRS basis revaluation gain and loss of income producing properties for the years ended December 31, 2010 and 2009 was as follows (2):

	Year ended December 31,
	2010		2009
	Consolidated	Entity’s Share(3)	Consolidated	Entity’s Share(2)
Region	In thousands
South Florida	$13,965	$14,229	$(161,350)	$(158,801)
Southeast	(69,181)	(68,710)	(181,744)	(163,753)
Northeast	9,264	9,013	1,682	2,986

Total	$(45,952)	$(45,468)	$(341,412)	$(319,568)

(1)	Revaluation gain / loss is computed as the increase or decrease in the fair value of the respective property less any capital expenditures made during the respective period.

(2)	Income-producing properties do not include developments and land held for sale, but include six non-retail properties with an aggregate GLA of 43,600 and 43,900 square meters at December 31, 2010 and December 31, 2009, respectively.

(3)	Represents the portion attributable to Equity One.

3. Monthly Minimum Rent per Square Meter for Leases Signed
The weighted average monthly minimum rent per square meter for leases signed during the years ended December 31, 2010 and 2009 was as follows for income producing properties (1):

	Year ended December 31,
Region	2010	2009
South Florida	$12.27	$15.87
Southeast	9.28	11.06
Northeast	14.01	17.80

(1)	The weighted average monthly minimum rent per square meter for leases signed during the respective period is not presented on a same space basis. Income-producing properties do not include developments and land held for sale, but include six non-retail properties with an aggregate GLA of 43,600 and 43,900 square meters at December 31, 2010 and December 31, 2009, respectively.
The range of average monthly minimum rent per square meter for leases signed during the period on a lease-by-lease basis that were included in the calculation above is disclosed below (1):

	Year ended December 31,
	2010		2009
Region	Minimum	Maximum	Minimum	Maximum
South Florida	$6.50	$44.01	$9.18	$64.56
Southeast	3.14	29.93	1.79	22.42
Northeast	14.01	14.01	14.58	26.91

(1)	The average monthly minimum rent per square meter for leases signed during the respective period is not presented on a same space basis.

4. Net Operating Income of Properties Acquired (1)
The net operating income of properties acquired during the years ended December 31, 2010 and 2009 was as follows:

	Year ended December 31,
	2010	2009
Region	In thousands
South Florida	$2,128	$4,259
Southeast	476	24,016
Northeast	2,932	3,377

(1)	Net operating income is computed by adding minimum rent, percentage rent and expense recovery revenue less property operating expenses. Net operating income does not include management and leasing services revenue, rental property depreciation and amortization and general and administrative expenses. The net operating income included in the table above represents the net operating income from the date of acquisition through the end of the respective year. Properties acquired exclude the results of one Arizona property and two California properties that were purchased in December 2010.
The annualized net operating income of properties acquired in the years ended December 31, 2010 and 2009 was as follows (1):

	Year ended December 31,
	2010	2009
Region	In thousands
South Florida	$4,431	$4,429
Southeast	1,426	24,974
Northeast	5,103	11,742

(1)	Net operating income is computed by adding minimum rent, percentage rent and expense recovery revenue less property operating expenses. Net operating income does not include management and leasing services revenue, rental property depreciation and amortization and general and administrative expenses. The net operating income included in the table above reflects the actual net operating income from the date of acquisition of each applicable property through the end of the respective year which was then annualized. Properties acquired exclude the results of one Arizona property and two California properties that were purchased through joint ventures in December 2010.

The information contained in this report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2011	EQUITY ONE, INC.
/s/ Mark Langer
Mark Langer
Executive Vice President and Chief Financial Officer (Principal Financial Officer)